Exhibit 5.1

Snell & Wilmer L.L.P.

Hughes Center

3883 Howard Hughes Parkway, Suite 1100

Las Vegas, NV 89169-5958

TELEPHONE: 702.784.5200

FACSIMILE: 702.784.5252

June 12, 2023

Ekso Bionics Holdings, Inc.

101 Glacier Point, Suite A

San Rafael, California, 94901

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special Nevada counsel to Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 filed on the date hereof, as amended from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a base prospectus (the “Prospectus”) relating to the proposed offer, issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act (“Rule 415”), as set forth in the Registration Statement and the and the supplements to the Prospectus, by the Company of up to an aggregate offering price of $75,000,000, or the equivalent thereof, of an indeterminate number of securities (the “Securities”) consisting of the Company’s common stock, $0.001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), debt securities, which may be senior or subordinated, and which may be issued in one or more series (the “Debt Securities”), warrants to purchase any of the securities described above (the “Warrants”), subscription rights to the Company stockholders to purchase shares of Common Stock, Preferred Stock, Debt Securities or Units described in the Prospectus (the “Rights”) and/or units comprised of any combination of Common Stock, Preferred Stock, Debt Securities or Warrants, and Rights in any combination (the “Units”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus and the supplements to the Prospectus (collectively, the “Prospectus Supplements”). The Securities are to be sold pursuant to a purchase, underwriting, subscription, placement agency or similar agreement, which, in the case of the Securities, will be in substantially the forms previously filed and/or to be filed under a Current Report on Form 8-K.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Prospectus.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have relied upon and examined matters of fact, questions of law and documents as we have deemed necessary to render this opinion, including the originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement and exhibits thereto, including the form of Indenture;

2.            The Prospectus;

3.            The Restated Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada, as amended through the date hereof, certified as of the date hereof by an officer of the Company (the “Articles”);

Ekso Bionics Holdings, Inc.

June 12, 2023

4.            The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

5.            Certificate of Existence with Status in Good Standing, certified by the Secretary of State of the State of Nevada, dated as of a recent date;

6.            Resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, the Prospectus and other actions with regard thereto (collectively, the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.            A specimen of the current form of stock certificate representing shares of the Company’s Common Stock, certified as of the date hereof by an officer of the Company;

8.            A certificate executed by an officer of the Company, dated as of the date hereof, as to certain factual matters; and

9.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

A.           Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

B.            All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise. For the purpose of the opinion rendered below, we have assumed that, upon each issuance of Securities, the Company will receive or has received the consideration for such Securities required by the Resolutions and the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement with respect to such Securities offered under the Registration Statement.

C.            (i) The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (ii) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (iii) the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplements; (iv) that a definitive purchase, underwriting, subscription, placement agency or similar agreement with respect to any Securities offered under the Registration Statement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (vi) with respect to shares of Common Stock or Preferred Stock (or Debt Securities convertible into, or Warrants exercisable for, Common Stock or Preferred Stock) offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (vii) with respect to any Securities issuable upon conversion of any convertible Debt Securities or upon exercise of any Warrants, such convertible Debt Securities or Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; (viii) any Debt Securities or Warrants offered under the Registration Statement, and the related indenture and warrant agreement, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein; and (ix) the Debt Securities and Warrants and any related agreement will be governed by the laws of the State of Nevada.

Ekso Bionics Holdings, Inc.

June 12, 2023

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            With respect to shares of the Common Stock to be sold by the Company, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.            With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.            With respect to any series of the Debt Securities issued under the indentures (the “Indentures”) and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indentures have been duly authorized by the Company and the trustee thereunder (the “Trustee”) by all necessary corporate action; (iii) the Indentures are in substantially the form that filed as an exhibit to the Registration Statement has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indentures so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles and Bylaws, and so as to comply with any requirement, restriction, consent, approval, license or authorization imposed or granted by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indentures and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indentures and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.            With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agency, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Ekso Bionics Holdings, Inc.

June 12, 2023

5.            With respect to the Rights, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Rights (including the Securities underlying the Rights) and related matters; and (b) the Rights (and the Securities underlying the Rights) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement duly authorized, executed and delivered in accordance with the terms thereof, then such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.            With respect to the Units, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including the Securities underlying the Units) and related matters; and (b) the Units (and the Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units (including any Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities and Existing Warrant Shares will be issued in compliance with all applicable state securities or blue sky laws.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement filed by the Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P